SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))
☐	Definitive Information Statement

Phreadz, Inc.
(Name of Registrant as Specified In Its Charter)

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☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PHREADZ INC.
63 Main Street, #202
Flemington, New Jersey 08822
____________________

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

____________________

March __, 2011

A majority of the shareholders of Phreadz Inc., have taken action by written consent in lieu of a meeting to authorize and approve an amendment to our Articles of Incorporation which  will change our corporate name to “Bizzingo, Inc.”

Non consenting shareholders of record at the close of business on February 15, 2011 will be entitled to this notice of this shareholder action by written consent.  Since the actions will be approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited.  We anticipate that the name change will become effective on or after March __, 2011.

Douglas Toth Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

PHREADZ, INC.
____________________

INFORMATION STATEMENT

____________________

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent	“COMMON STOCK OUTSTANDING AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Shareholders holding a majority of the voting power of the company took action by written consent on February 15, 2011 for the purpose of approving an amendment to the company’s certificate of incorporation (the “Charter Amendment”) to change the company’s corporate name to “Bizzingo,  Inc.”

Shareholders Entitled to Vote

Approval of the matters described herein requires the written consent of the holders of a majority of outstanding stock of each voting group entitled to vote on such matters.  As of February 15, 2011, there were 68,741,376 shares of our common stock outstanding. Shareholders of record at the close of business on February 15, 2011, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The Charter Amendment requires the consent of the holders of a majority of the outstanding shares of common stock.

On February 15, 2011, a limited number of shareholders (incuding our officers and directors) possessing voting rights with respect to 36,161,588 shares of our common stock or 52.6% of the total outstanding shares of  common stock delivered written consents to us adopting the proposals set forth herein.  For a detailed breakdown of such holders please see

Stockholders Sharing an Address

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

The elimination of the need for a special meeting of shareholders to approve the corporate actions is authorized by Section 78.320 of the Nevada Revised Statutes which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the corporate actions as early as possible to accomplish the purposes of the company as hereafter described, the company decided to proceed with the corporate actions by obtaining the written consent of shareholders holding a majority of the voting power of the Company.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us.  We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

No Dissenters' Rights

Under the General Corporation Law of the State of Nevada, our shareholders are not entitled dissenter’s rights in connection with any action proposed in this Information Statement.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date (February 15, 2011) by the following persons:

•	each person who is known to be the beneficial owner of our issued and outstanding shares of common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Except as set forth in the footnotes to the table, the persons names in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.  A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right.  Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Class(1) (2)

5% or Greater Stockholders:

Georges Daou (3) 18632 Via Catania Rancho Santa Fe, Ca Attn: Georges Daou	Common stock	9,666,544	13.66%

GJD Holdings LLC(4) 18632 Via Catania Rancho Santa Fe, Ca Attn: Georges Daou	Common Stock	6,460,800	9.13%

GJ Daou & Company LLC (5) 18632 Via Catania Rancho Santa Fe, CA Attn: Georges Daou	Common Stock	4,960,000	7.01%

Professional Capital Partners, Ltd 1400 Old Country Road, Suite 206 Westbury, NY 11590 Attn: Greg Goldberg	Common Stock	7,801,902	11.03%

Cecil Bernard 53 Danson Road Bexeleyheath, Kent DA6 8HP	Common Stock	6,255,376	8.84%

Jonathan Kossmann Slades Paddock, East Cocker Yeovil Somerset, BA22 9JY	Common Stock	3,893,760	5.50%

Groupmark Financial Services, Ltd. (5) Jianwai Soho 39 East 3rd Ring Road, Building 4, Room 1104 Chaoyang District, Beijing PR China 100738	Common Stock	1,822,200	2.58%

Directors and Named Executive Officers:

Jacques Krischer Chief Technology Officer	Common Stock	5,804,000	8.20%

Gordon Samson Chief Financial Officer and Director	Common Stock	1,000,000	1.41%

Douglas Toth (5) Chief Executive Officer and Director	Common Stock	2,000,000	2.83%

All directors and executive officers as a group (3 persons):	Common Stock	8,804,000	12.44%

__________________
(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are exercisable or convertible at or within 60 days of April 28, 2010, (the Record Date) are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2) Based upon 70,741,376 shares of common stock issued and outstanding on February 15, 2011. Mr. Daou was the former Chairman of the Company.

(3) The amount includes shares held by GJD Holdings, LLC and 3,205,744 of the shares held by GJ Daou & Company, LLC. Mr. Daou disclaims beneficial ownership of all but 3,205,744 of the shares held by GJ Daou & Company, LLC.

(3) Georges Daou is the Manager and sole member of GJD Holdings, LLC.

(4) Georges Daou owns 64.632% of GJ Daou & Company, LLC and is the sole Manager of such Company.

(5) Mr. Toth was a former director and equity holder of Groupmark. On October 4, 2010 Mr. Toth resigned from Groupmark with the agreement that his proportionate interest and indirect holdings of company stock held by Groupmark will be issued out of Groupmark and registered directly to Mr Toth. The amount gives effect to the that  agreement.

PROPOSAL 1 AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO BIZZINGO, INC.	You are not required to exchange your certificate(s) of Phreadz, Inc. for new stock certificates reflecting our new name of Bizzingo, Inc., although you may do so if you wish.

Introduction

          On February 15, 2011, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to change our name to “Bizzingo, Inc.”  Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders.  On February 15, 2011, the holders of approximately 52.60% of our voting stock approved by written consent the amendment of our articles of incorporation to change our name to “Bizzingo, Inc.”  A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A.

Effective Time of the Name Change

          We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our shareholders, an amendment to our articles of incorporation effectuating the name change with the Secretary of State of Nevada.  This amendment to our certificate of incorporation will become effective at the close of business on the date the amendment to the certificate of incorporation is accepted for filing by the Secretary of State of Nevada.  It is presently contemplated that such filing will be made within the first two weeks of March  __, 2011.

Reasons for the Name Change

          Our board of directors feels that this name change is in our best interest. We believe that the name “Phreadz, Inc.” no longer accurately reflects the company’s expected  operations and interests.

Transfer Agent

          Our transfer agent is Island Stock Transfer, 100 Second Avenue South, Suite 705S, Saint Petersburg, FL, 33701.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, nominee for director, or officer of the Company, or associate of any of the foregoing persons, has any substantial interest, directly or indirectly, in the matter acted upon. None of our directors have informed us in writing that he intends to oppose any action to be taken by the Company.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the name chnage.  Your consent to the name change is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ Douglas Toth
Douglas Toth Chief Executive Officer

March ___, 2011
Farmington, NJ

APPENDIX A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of corporation:
Phreadz, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)
Article 1. of the corporation’s Articles of Incorporation is amended to read in its entirety as follows:

“1.  Name of Corporation:  Bizzingo, Inc.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:52.60%

4. Effective Date of filing:  (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature:  (required)

________________________________________________
Signature of Officer

A-1